NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2016 Results;
Annualized Return on Equity of 15% for the Quarter and 11% Year-to-Date

HAMILTON, Bermuda –October 24, 2016 -- Everest Re Group, Ltd. (NYSE: RE) today reported third quarter 2016 net income of $295.4 million, or $7.06 per diluted common share, compared to net income of $88.6 million, or $2.00 per diluted common share, for the third quarter of 2015. After-tax operating income1, excluding realized capital gains and losses, was $273.2 million, or $6.53 per diluted common share, for the third quarter of 2016, compared to after-tax operating income1 of $200.2 million, or $4.53 per diluted common share, for the same period last year.

For the nine months ended September 30, 2016, net income was $622.8 million, or $14.70 per diluted common share, compared to $620.6 million, or $13.92 per diluted common share, for the first nine months of 2015. After-tax operating income1, excluding realized capital gains and losses, was $630.1 million, or $14.87 per diluted common share, compared to $754.6 million or $16.92 per diluted common share, for the same period in 2015.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "We are very pleased with this quarter's results. These earnings reflect strong underwriting margins, with a combined ratio of 85.6%, and a well-balanced investment portfolio that is providing solid investment income returns. Continued momentum in our insurance operations coupled with the stability of our reinsurance book is fostering these strong results and providing shareholders double digit returns, with an 11% annualized operating return on equity for the first nine months of the year."

Operating highlights for the third quarter of 2016 included the following:

•
Gross written premiums for the quarter were $1.8 billion, an increase of 3% compared to the third quarter of 2015. Eliminating the unfavorable effects of foreign currency fluctuations, premiums were actually up 4% for the quarter. Worldwide, reinsurance premiums were up 2%, on a constant dollar basis, and insurance premiums were up 9%, quarter over quarter.

•
The combined ratio for the quarter was 85.6% compared to 90.6% in the third quarter of 2015. Excluding catastrophe losses, reinstatement premiums, and prior period loss development, the current quarter attritional combined ratio was 84.4% compared to 88.3% in the same period last year.

•
Catastrophe losses, net of reinsurance, amounted to $17.5 million in the quarter, largely arising from Hurricane Hermine. In addition, reserves for events that occurred earlier in the year were strengthened but were largely offset by reserve releases on several prior year events. The net impact in the quarter of these catastrophe losses, after reinstatement premiums and taxes, was $16.2 million.

•	Net investment income for the quarter was $122.7 million, including income of $17.1 million on limited partnership investments.
•	Cash flow from operations was $276.3 million compared to $270.2 million for the same period in 2015.
•	Through the first nine months, the annualized after-tax operating income¹ return on average adjusted shareholders' equity² was 11.0%.
•
During the quarter, the Company repurchased 1,013,857 of its common shares at an average price of $190.21 and a total cost of $192.9 million. Subsequent to quarter end, the Company repurchased an additional 36,756 shares at an average price of $192.07 and a total cost of $7.1 million bringing total repurchases since second quarter to $200 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 2.0 million shares available.

•	Shareholders' equity ended the quarter at $8.0 billion, up 6% compared to year end 2015. Book value per share increased 10% from $178.21 at December 31, 2015 to $196.67 at September 30, 2016.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors, that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 25, 2016. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2016		2015		2016		2015
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$295,394	$7.06	$88,553	$2.00	$622,772	$14.70	$620,588	$13.92
After-tax net realized capital gains (losses)	22,215	0.53	(111,680)	(2.53)	(7,302)	(0.17)	(134,024)	(3.01)

After-tax operating income (loss)	$273,179	$6.53	$200,233	$4.53	$630,074	$14.87	$754,612	$16.92

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2016	2015	2016	2015
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,371,474	$1,362,864	$3,879,201	$3,920,607
Net investment income	122,657	115,403	357,918	362,959
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(867)	(20,445)	(31,130)	(62,701)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	1,247	(139,526)	(10,091)	(131,953)
Total net realized capital gains (losses)	380	(159,971)	(41,221)	(194,654)
Net derivative gain (loss)	6,510	(11,428)	5,486	(5,225)
Other income (expense)	9,435	25,251	(20,998)	74,468
Total revenues	1,510,456	1,332,119	4,180,386	4,158,155

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	786,168	871,612	2,344,733	2,364,951
Commission, brokerage, taxes and fees	309,545	295,193	880,053	868,807
Other underwriting expenses	78,563	67,980	222,750	188,623
Corporate expenses	6,400	5,924	21,403	17,312
Interest, fees and bond issue cost amortization expense	8,893	8,990	27,194	27,006
Total claims and expenses	1,189,569	1,249,699	3,496,133	3,466,699

INCOME (LOSS) BEFORE TAXES	320,887	82,420	684,253	691,456
Income tax expense (benefit)	25,493	(6,133)	61,481	70,868

NET INCOME (LOSS)	$295,394	$88,553	$622,772	$620,588

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(9,032)	(91,059)	258,286	(144,335)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(3,222)	24,596	27,711	59,526
Total URA(D) on securities arising during the period	(12,254)	(66,463)	285,997	(84,809)

Foreign currency translation adjustments	2,816	(32,505)	17,639	(80,508)

Benefit plan actuarial net gain (loss) for the period	-	-	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,268	1,556	3,949	4,769
Total benefit plan net gain (loss) for the period	1,268	1,556	3,949	4,769
Total other comprehensive income (loss), net of tax	(8,170)	(97,412)	307,585	(160,548)

COMPREHENSIVE INCOME (LOSS)	$287,224	$(8,859)	$930,357	$460,040

EARNINGS PER COMMON SHARE
Basic	$7.11	$2.02	$14.80	$14.04
Diluted	7.06	2.00	14.70	13.92
Dividends declared	1.15	0.95	3.45	2.85

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2016	2015
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,266,113	$13,357,294
(amortized cost: 2016, $13,853,790; 2015, $13,276,206)
Fixed maturities - available for sale, at fair value	3,982	2,102
Equity securities - available for sale, at market value (cost: 2016, $126,729; 2015, $122,271)	123,296	108,940
Equity securities - available for sale, at fair value	1,090,734	1,337,733
Short-term investments	314,494	799,684
Other invested assets (cost: 2016, $1,305,174; 2015, $786,994)	1,305,174	786,994
Cash	435,795	283,658
Total investments and cash	17,539,588	16,676,405
Accrued investment income	101,011	100,942
Premiums receivable	1,667,002	1,483,090
Reinsurance receivables	965,427	894,037
Funds held by reinsureds	241,983	278,673
Deferred acquisition costs	349,317	372,351
Prepaid reinsurance premiums	232,919	164,971
Income taxes	169,867	258,541
Other assets	395,968	316,408
TOTAL ASSETS	$21,663,082	$20,545,418

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,375,470	$9,951,798
Future policy benefit reserve	56,998	58,910
Unearned premium reserve	1,702,390	1,613,390
Funds held under reinsurance treaties	23,567	13,544
Commission reserves	93,733	60,098
Other net payable to reinsurers	262,662	173,087
Losses in course of payment	121,082	112,170
4.868% Senior notes due 6/1/2044	396,684	396,594
6.6% Long term notes due 5/1/2067	236,438	236,364
Accrued interest on debt and borrowings	12,341	3,537
Equity index put option liability	35,219	40,705
Unsettled securities payable	76,813	15,314
Other liabilities	228,593	261,322
Total liabilities	13,621,990	12,936,833

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2016) 68,822
and (2015) 68,606 outstanding before treasury shares	688	686
Additional paid-in capital	2,129,311	2,103,638
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $56,361 at 2016 and ($15,863) at 2015	75,830	(231,755)
Treasury shares, at cost; 27,935 shares (2016) and 25,912 shares (2015)	(3,265,184)	(2,885,956)
Retained earnings	9,100,447	8,621,972
Total shareholders' equity	8,041,092	7,608,585
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,663,082	$20,545,418

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(Dollars in thousands)	2016	2015
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$622,772	$620,588
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(185,559)	(278,433)
Decrease (increase) in funds held by reinsureds, net	46,134	(41,745)
Decrease (increase) in reinsurance receivables	(87,807)	(232,472)
Decrease (increase) in income taxes	15,935	(61,627)
Decrease (increase) in prepaid reinsurance premiums	(66,147)	(67,406)
Increase (decrease) in reserve for losses and loss adjustment expenses	470,560	347,729
Increase (decrease) in future policy benefit reserve	(1,912)	(240)
Increase (decrease) in unearned premiums	89,013	1,455
Increase (decrease) in other net payable to reinsurers	85,493	70,103
Increase (decrease) in losses in course of payment	7,673	142,418
Change in equity adjustments in limited partnerships	(33,289)	(12,725)
Distribution of limited partnership income	52,913	42,625
Change in other assets and liabilities, net	(164,782)	21,994
Non-cash compensation expense	20,359	16,150
Amortization of bond premium (accrual of bond discount)	38,151	38,770
Amortization of underwriting discount on senior notes	3	3
Net realized capital (gains) losses	41,221	194,654
Net cash provided by (used in) operating activities	950,731	801,841

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,439,002	1,687,589
Proceeds from fixed maturities sold - available for sale, at market value	888,761	1,146,000
Proceeds from fixed maturities sold - available for sale, at fair value	1,588	1,824
Proceeds from equity securities sold - available for sale, at market value	155	22,120
Proceeds from equity securities sold - available for sale, at fair value	542,560	439,692
Distributions from other invested assets	3,600,587	41,782
Proceeds from sale of subsidiary (net of cash disposed)	47,721	3,934
Cost of fixed maturities acquired - available for sale, at market value	(2,974,792)	(3,583,990)
Cost of fixed maturities acquired - available for sale, at fair value	(3,940)	(234)
Cost of equity securities acquired - available for sale, at market value	(4,194)	(6,581)
Cost of equity securities acquired - available for sale, at fair value	(269,544)	(460,965)
Cost of other invested assets acquired	(4,131,419)	(140,923)
Net change in short-term investments	488,047	498,902
Net change in unsettled securities transactions	44,494	(18,242)
Net cash provided by (used in) investing activities	(330,974)	(369,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	5,315	9,896
Purchase of treasury shares	(379,228)	(324,981)
Dividends paid to shareholders	(144,297)	(125,905)
Net cash provided by (used in) financing activities	(518,210)	(440,990)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	50,590	(28,007)

Net increase (decrease) in cash	152,137	(36,248)
Cash, beginning of period	283,658	437,474
Cash, end of period	$435,795	$401,226

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$40,072	$123,234
Interest paid	18,227	18,039